                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF

                  8.82% SUBORDINATED CAPITAL INCOME SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

                                       OF

                            TRENWICK CAPITAL TRUST I
                     FULLY AND UNCONDITIONALLY GUARANTEED,
       TO THE EXTENT SET FORTH IN THE PROSPECTUS HEREINAFTER REFERRED TO,

                                       BY

                              TRENWICK GROUP INC.

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Trust's (as defined below) 8.82% Capital Securities due February 1, 2037 (the "Old Capital Securities") are not immediately available,
(ii) Old Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to The Chase Manhattan Bank (the "Exchange Agent") on or prior to 5:00 P.M. New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities" in the Prospectus. In addition, to utilize the guaranteed delivery procedure to tender Old Capital Securities pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Capital Securities (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M. New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                            THE CHASE MANHATTAN BANK

          By Registered or Certified Mail, Hand Or Overnight Delivery:

                           55 Water Street, Room 234
                                 North Building
                            New York, New York 10041
                            Attention: Sharon Lewis

                             Confirm by Telephone:
                                 (212) 638-0454

                            Facsimile Transmissions:
                          (Eligible Institutions Only)
                                 (212) 638-7380

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above, will not constitute a valid delivery.

     This notice of guaranteed delivery is not to be used to guaranty signatures. If a signature on a letter of transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Trenwick Group Inc., a Delaware corporation, and to Trenwick Capital Trust I, a statutory business trust formed under Delaware law (the "Trust"), upon the terms and subject to the conditions
set forth in the Prospectus dated           , 1997 (as the same may be amended
or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Old Capital Securities."

Aggregate Liquidation                          Name(s) of Registered Holder(s):
Amount Tendered: $                          *

Certificate No(s).                             Address(es):
(if available):

Total Liquidation Amount Represented by
Old Capital Securities Certificate(s):

If Old Capital Securities will be tendered by  Signature(s):
book-entry transfer, provide the following information:
DTC Account Number:

Date:

                                               Area Code and Telephone Number(s):

                THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

---------------

* Old Capital Securities may be tendered in whole or in part in any integral multiples of $1,000 Liquidation Amount (one Old Capital Security) notwithstanding the requirement, applicable to any other transfers of Old Capital Securities, of a minimum transfer amount of $100,000 in Liquidation Amount. For purposes of tenders of Old Capital Securities in the Exchange Offer, the requirement for minimum transfers of $100,000 Liquidation Amount will be waived.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                PLEASE SIGN HERE

x
x
     Signature(s) of Owner(s) or                      Date
     Authorized Signatory
     Area Code and Telephone Number: ______________________________

     Must be signed by the holder(s) of the Old Capital Securities as their name(s) appear(s) on certificates for Old Capital Securities or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                        Please Print name(s) and address(es)
Name(s):
Capacity:
Address(es):

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three (3) Nasdaq Stock Market trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

---------------------------------------               ---------------------------------------
             Name of Firm                                      Authorized Signature

---------------------------------------               ---------------------------------------
                Address                                                Title

---------------------------------------               ---------------------------------------
               Zip Code                                       (Please Type or Print)

Area Code and Telephone No.                           Dated:

NOTE: DO NOT SEND OLD CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.